Exhibit 23.2
Consent of independent registered public accounting firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238048, 333-124653, 333-171298, 333-188128, 333-214662) and Form S-3 (No. 333-281026) and Form S-4 (No. 333-281025) of Newmont Corporation of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of Nevada Gold Mines LLC , which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
February 19, 2026